UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Materials Pursuant to § 240.14a-12

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other than the Registrant)

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Affordable Residential Communities, Inc. Announces Date of Special Meeting of Stockholders

ENGLEWOOD, Colo., June 20, 2007—Affordable Residential Communities Inc. ("ARC") (NYSE: ARC) announced that it will hold a special meeting of stockholders, on July 27, 2007, at 9:00 a.m., local Denver, Colorado time, at the Wyndham Hotel Denver Tech Center, 7675 E. Union Avenue, Denver, CO 80237.

At the special meeting, stockholders will be asked to consider and vote upon the previously announced proposal to approve the sale of certain of ARC’s assets, including the operating assets used in its manufactured home communities business and its retail sales and financing businesses, but excluding its recently acquired insurance subsidiary, NLASCO, Inc., pursuant to the Transaction Agreement, dated as of April 17, 2007, by and among ARC, Affordable Residential Communities LP, the other seller parties named in the Transaction Agreement and American Riverside Communities LLC, an affiliate of Farallon Capital Management, L.L.C.

Only holders of ARC’s common stock and its special voting stock of record at the close of business on July 13, 2007, the record date for the special meeting, may vote at the special meeting and any adjournments or postponements of the special meeting. ARC expects to mail notice of the special meeting of stockholders on or about June 22, 2007.

Other Information

ARC filed a definitive proxy statement on June 18, 2007 with the Securities and Exchange Commission (the "SEC"). In addition to receiving the definitive proxy statement from ARC by mail, stockholders may obtain the definitive proxy statement and other related documents free of charge on the SEC website (www.sec.gov). ARC STOCKHOLDERS ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT, BECAUSE IT CONTAINS IMPORTANT INFORMATION.

ARC, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from ARC’s stockholders in connection with certain of the matters discussed in this press release. Information regarding such persons and their interests in ARC is contained in ARC’s proxy statements and annual reports on Form 10-K filed with the SEC. Stockholders and investors may obtain additional information regarding the interests of ARC and its directors and executive officers in the matters discussed in this press release, which may be different than those of ARC’s stockholders generally, by reading the definitive proxy statement and other relevant documents regarding the matters discussed in this press release.

About Affordable Residential Communities Inc.

ARC currently owns and operates approximately 57,264 homesites located in 276 communities in 23 states and has a property and casualty insurance operation located in Waco, Texas. ARC is focused on operating primarily all-age manufactured home communities and providing fire and homeowners insurance for low value dwellings and manufactured homes with headquarters in Englewood, CO.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this news release are subject to certain risks and uncertainties including, but not limited to, statements about ARC's plans, objectives, expectations and intentions and other statements that are not historical facts. Actual results may differ materially from those set forth in the forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: general risks affecting the real estate industry; ARC's ability to maintain or increase rental rates and occupancy with respect to properties currently owned; ARC's assumptions on rental home and home sales and financing activity; completion of pending acquisitions and sales, if any, and terms of and timing with respect thereto; ARC's growth and expansion into new markets or successful integration of acquisitions; the effect of interest rates; and the completion of the transaction discussed in this press release. Additional factors that could cause ARC's results to differ materially from those described in the forward-looking statements can be found under the heading "Forward-Looking Statements" in ARC's 2006 Annual Report on Form 10-K, 2006 Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Definitive Proxy Statements and Registration Statements filed with the SEC and available at the SEC's internet site (http://www.sec.gov). The forward-looking statements contained in this news release speak only as of the date of the release, and ARC assumes no obligation to update the forward-looking statements or update the reasons why actual results could differ from those contained in the forward-looking statements.

CONTACT:

Affordable Residential Communities Inc.

Lawrence Willard, Chief Executive Officer

866-847-8931

investor.relations@aboutarc.com

Or

Integrated Corporate Relations, Inc

Brad Cohen, 203-682-8211